Exhibit 10.10* (Bronx Form 20F 2005)

PURCHASE AND NOVATION AGREEMENT

THIS AGREEMENT dated for reference the 5th day of April, 2006.

BETWEEN:

LAS VEGAS FROM HOME.COM ENTERTAINMENT INC., a corporation incorporated under the laws of British Columbia, and having a business address at Suite 100 – 1255 West Pender Street, Vancouver, BC, V6E 2V1

(hereinafter referred to as "LVH")

AND

BRONX VENTURES INC., a corporation incorporated under the laws of British Columbia, and having a business address at Suite 100 – 1255 West Pender Street, Vancouver, BC, V6E 2V1

(hereinafter referred to as "Bronx")

WHEREAS:

A.

LVH and Bronx (then known as Lucky 1 Enterprises Inc.) entered into a licensing agreement (the "Original Agreement") made as of the 4th day of November, 2002, whereby the parties agreed to jointly develop software for Chinese Poker, Big Two and Pan Card Games (the "Three Card Games Software");

B.

pursuant to the Original Agreement, each of LVH and Bronx are entitled to have a 50% ownership interest in the Three Card Games Software, and LVH is the operator of the Three Card Games Software in consideration of a 60% interest in the revenues generated by the Three Card Games Software and Bronx is entitled to receive the remaining 40% (the "Residual Revenue Entitlement") of the revenues generated by the Three Card Games Software, whether such revenues were generated by LVH's operation of the Three Card Games Software or by license to another party; and

C.

LVH now wishes to buy from Bronx, and Bronx now wishes to sell to LVH, all of Bronx's right, title and interest in and to the Three Card Games Software and the Residual Revenue Entitlement, such that upon the consummation of the transactions contemplated herein LVH will own 100% ownership interest in the Three Card Games Software and such that the Residual Revenue Entitlement will vest in LVH.

THEREFORE this Agreement witness that in consideration of the mutual premises and considerations contained herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.

Termination of Original Agreement.  Subject to the satisfaction of all of the terms and conditions herein, the parties agree that the Original Agreement is terminated and this Agreement replaces the Original Agreement in its entirety.

2.

Purchase and Sale of Bronx's Interest.  Bronx shall transfer to LVH all of Bronx's right, title and interest in and to the Three Card Games Software and the Residual Revenue Entitlement.  For greater certainty, Bronx shall retain no right, title or interest in the Three Card Games Software whatsoever, and the covenant of LVH to pay to Bronx the Residual Revenue Entitlement as provided for in the Original Agreement is of no further force or effect, other than in respect of such amounts of the Residual Revenue Entitlement that have been accrued to the account of Bronx but unpaid as of the Closing Date (as hereafter defined), such amount to be paid within 30 days of the Closing Date (as hereafter defined).  Bronx shall not assert any right of claim or interest in and to the Three Card Games Software, including but not limited to any revenue, royalty, residual or other consideration in respect thereof.

3.

Consideration.  LVH shall issue, from treasury, an aggregate of 6,670,000 common shares of LVH (the "Shares") to Bronx, as fully paid and non-assessable securities, at a deemed price of $0.36 per Share.  Bronx acknowledges and agrees that the Shares will be subject to a hold period under applicable securities laws and the policies of the TSX Venture Exchange of four months and a day after the Closing Date and a concurrent voluntary hold period of 12 months after the Closing Date to be implemented by way of a legend restricting transfer to be placed on the certificates representing the Shares.

4.

Intellectual Property / Derivative Works.  For greater certainty, the Three Card Games Software shall include any and all goodwill and intellectual property related thereto, including but not limited to patents, copyright, trade marks, concepts, technology, processes, know-how, trade secrets, modifications and derivative works relating to the Three Card Games Software.

5.

Return of Property.  Bronx shall return to LVH any and all source code, program design specifications and other documents and information relating or pertaining to the Three Card Games Software or the intellectual property related thereto.

6.

Exchange Approval.  This Agreement shall be subject to the approval (the "Approval") of the TSX Venture Exchange, and LVH shall use its commercially reasonable best efforts to obtain such approval as expeditiously as possible.

7.

Closing.  The transactions and matters contemplated herein shall be completed on the date (the "Closing Date") which is five (5) business days after the receipt of the Approval, always provided that such Approval is on an unconditional basis.

8.

Representations and Warranties of LVH.  LVH hereby represents and warrants to Bronx, and acknowledges that Bronx is relying on same in entering into this Agreement, that:

(a)

it is duly incorporated, organized and validly subsisting under the laws of the Province of British Columbia, and it has good and sufficient power, capacity and authority to enter into, execute and deliver this Agreement and to perform its obligations hereunder;

(b)

all necessary corporate action has been taken to authorize the entering into, execution and delivery of this Agreement and the performance of its obligations hereunder; and

(c)

this Agreement constitutes a legal, valid and binding obligation of LVH enforceable against it in accordance with its terms.

9.

Representations and Warranties of Bronx.  Bronx hereby represents and warrants to LVH, and acknowledges that LVH is relying on same in entering into this Agreement, that:

(a)

it is the registered and beneficial owner of a 50% ownership interest in the Three Card Games Software and 100% of the Residual Revenue Entitlement, and Bronx has not sold, assigned, charged, hypothecated, encumbered or otherwise transferred or disposed of said interests or any rights therein or thereto to any other person;

(b)

it is duly incorporated, organized and validly subsisting under the laws of the Province of British Columbia, and it has good and sufficient power, capacity and authority to enter into, execute and deliver this Agreement and to perform its obligations hereunder;

(c)

all necessary corporate action has been taken to authorize the entering into, execution and delivery of this Agreement and the performance of its obligations hereunder; and

(d)

this Agreement constitutes a legal, valid and binding obligation of Bronx enforceable against it in accordance with its terms.

10.

Independent Legal Advice.  The parties hereto acknowledge and agree that Anfield Sujir Kennedy & Durno ("ASKD") has prepared this Agreement on the instructions of both parties, and that ASKD cannot represent or provide advice to either party in preference to the other in respect hereof and any such advice sought or received by either party from ASKD should not be relied on.  Each party hereto acknowledges and agrees that it has been advised to obtain independent legal advice concerning this Agreement, and that it has either obtained independent legal advice or has declined to do so despite having fair opportunity to do so.

11.

Entire Agreement and Further Assurances.  This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof.  The parties shall execute and deliver any and all such instruments and other documents and perform any and all such acts and other things as may be reasonably necessary or desirable to carry out the intent of this Agreement.

12.

Amendments and Waivers.  Any amendments hereto or waivers in respect hereof shall be in writing and signed by the parties hereto.  No waiver shall constitute a waiver of any other provision or act as a continuing waiver unless such is expressly provided for.

13.

Invalid Provisions and Limitation.  The invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of any other provision hereof.  The courts shall have the power to modify this Agreement, in a manner consistent with the intent of the parties, in order to limit the application of any such offensive provision to the maximum extent permitted by law.

14.

Enurement.  This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

15.

Governing Law and Forum.  This Agreement shall be construed in accordance with and governed by the laws of British Columbia and the laws of Canada applicable therein.  The parties irrevocably agree that any dispute which may arise out of or in connection with the performance or the termination of this Agreement shall be settled by binding arbitration conducted in accordance with the provisions of the Commercial Arbitration Act (British Columbia).

16.

Counterparts and Delivery.  This Agreement may be executed and delivered in two or more counterparts and by facsimile.  Each such counterpart and facsimile shall be deemed an original and together shall form one and the same original instrument, bearing the date set forth on the face page hereof notwithstanding the date of execution or delivery.

17.

Time of the Essence.  Time is of the essence of this Agreement.

IN WITNESS WHEREOF the parties have executed this Agreement as of the date first above written.

LAS VEGAS FROM HOME.COM ENTERTAINMENT INC.

(signed “Neil Spellman”)

Authorized Signatory

BRONX VENTURES INC.

(signed “J. Wayne Murton”)

Authorized Signatory